# STOCK ORDER FORM

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS
SEE REVERSE SIDE OF THIS FORM FOR ADDITIONAL INSTRUCTIONS

MAINSTREET FINANCIAL CORPORATION

**Stock Information Center**
629 West State Street, Hastings, MI 49058

QUESTIONS? Call us at (__) ___-___
10:00 a.m. to 4:00 p.m.,
Monday through Friday

**For Internal Use Only**

BATCH # ________ ORDER # ________ CATEGORY # ________

REC'D ________ O ________ C ________

**ORDER DEADLINE AND DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by 12:00 Noon, Hastings, Michigan time on _____, 2006.** Stock Order Forms may be delivered by using the enclosed return envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. You may NOT deliver this form to MainStreet Savings Bank, FSB branch offices. Please read important instructions on the reverse side of this form. Faxes or copies of this form are not required to be accepted.

| (1) Number of Shares | Price Per Share | (2) Total Payment Due |
|---|---|---|
| | X $10.00 = | $ .00 |

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 10,000 ($100,000). See Stock Order Form Instructions

**(3) Method of Payment – Check or Money Order**

Enclosed is a personal check, bank check or money order payable to **MainStreet Financial Corporation** in the amount of:

$ .00

*Cash or wire transfers will not be accepted. Checks and money orders will be cashed upon receipt. **MainStreet Savings Bank, FSB line of credit checks may not be remitted as payment.***

**(4) Method of Payment – Deposit Account Withdrawal**

The undersigned authorizes withdrawal from the MainStreet Savings Bank, FSB deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be available within the account(s) listed at the time this form is received. MainStreet Savings Bank, FSB IRA accounts and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

| *For Internal Use Only* | *MainStreet Savings Bank, FSB Deposit Account Number* | *Withdrawal Amount* |
|---|---|---|
| | | $ .00 |
| | | $ .00 |
| | | $ .00 |
| | *Total Withdrawal Amount* | $ .00 |

**(5) Purchaser Information**

**Subscription Offering.** Check the *one* box that applies, as of the earliest date, to the purchaser(s) listed in Section 7:

a. ☐ Purchaser(s) listed below had deposit accounts at MainStreet Savings Bank, FSB with aggregate balances of at least $50 as of the close of business on April 30, 2005.

b. ☐ Box (a) above does not apply, however, purchaser(s) listed below had deposit accounts at MainStreet Savings Bank, FSB with aggregate balances of at least $50 as of the close of business on September 30, 2006.

c. ☐ Boxes (a) and (b) above do not apply, however, purchaser(s) listed below had deposit accounts at MainStreet Savings Bank, FSB with aggregate balances of at least $50 as of the close of business on October 31, 2006.

**Direct Community Offering.** If (a) through (c) above do not apply to the purchaser(s) listed in Section 7, check the box below:

d. ☐ This order is placed in the Direct Community Offering (please write your city and county of residence in section 7).

If you checked box (a), (b) or (c) please provide the following information as of the eligibility date under which purchaser(s) listed in Section 7 below qualify in the Subscription Offering:

| *Account Title (Name(s) on Account)* | *MainStreet Savings Deposit Account Number* |
|---|---|
| | |
| | |
| | |

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

**(6) Directors, Officers and Employees of MainStreet Savings Bank, FSB and their Associates**

☐ Check if you are a director, officer, or employee, or a member of their immediate family, as defined on the reverse side of this form.

**(7) Stock Registration** The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you should not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours.

First Name, Middle Initial, Last Name

Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name

SSN/Tax ID No.

Street

Daytime Phone Number **(important)**

City **(important)** State Zip County **(important)**

Evening Phone Number **(important)**

**(8) Form of Stock Ownership**

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Uniform Transfer to Minors Act *(for reporting SSN, use Minor's)*

☐ Corporation/Partnership ☐ Other ________________

FOR BROKER USE ONLY

☐ IRA SSN of Beneficial Owner: ____-____-________

**(9) Acknowledgment and Signature** I understand that, to be effective, this Stock Order Form must be received by MainStreet Financial Corporation no later than 12:00 Noon, Hastings, Michigan time on ______, 2006, otherwise, this Stock Order Form and all subscription rights will be void. I agree that after receipt by MainStreet Financial Corporation, this Stock Order Form may not be modified or canceled without MainStreet Financial Corporation's consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. **Federal regulations prohibit any person from transferring or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that the shares of common stock are not a deposit or account and are not federally insured, and are not guaranteed by MainStreet Financial Corporation or MainStreet Savings Bank, FSB or by the federal government. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Southeast Region at (404) 888-0771. I further certify that, before purchasing the common stock of MainStreet Financial Corporation, I received the Prospectus dated ____, 2006.**

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by MainStreet Financial Corporation and describes, in the Risk Factors section beginning on page __ of the Prospectus, the risks involved in the investment in this common stock. Risks include, but are not limited to the following:

1. We have not been profitable consistently over the past few years, and our earnings may not increase.
2. Our strategy for reaching profitability relies on increasing our net interest income by growing our loan portfolio. This growth strategy may not be successful.
3. We may need to rely on wholesale and brokered deposits to fund our growth.
4. Our loan portfolio possesses increased risk due to our substantial number of commercial, consumer loans and construction or development loans.
5. If our allowance for loan losses is not sufficient to cover actual loan losses, our net income could decrease.
6. Rising short-term interest rates have hurt our profits.
7. As economic conditions deteriorate, particularly in our market area in southwest Michigan, our results of operations and financial condition are adversely impacted as borrowers' ability to repay loans declines and the value of the collateral securing our loans decreases.
8. Strong competition within our market area may limit our growth and profitability.
9. We operate in a highly regulated environment, and we may be adversely affected by changes in laws and regulations and supervisory actions by our regulators.
10. Our stock price may decline when trading commences.
11. There is expected to be a limited market for our common stock, which may lower our stock price.
12. MHC currently owns and must continue to own more than half of the stock of MainStreet Financial Corporation. This means that MHC will have enough votes to control what happens on most matters submitted to a vote of stockholders.
13. After this offering, our compensation expenses will increase. Our return on equity also will be low compared to other companies. These factors could negatively impact the price of our stock.
14. We have broad discretion in using the proceeds of this offering. Our failure to use these proceeds effectively could reduce our profits. We intend to use these proceeds initially to repay $2 million in debt and to buy U.S. government and federal agency securities and mortgage-backed securities. This use of proceeds could increase the risk that changes in market interest rates will result in lower income.
15. The amount of common stock we will control, included the shares owned by MHC, our charter and bylaws, and state and federal statutory provisions could discourage hostile acquisitions of control.
16. OTS policy on remutualization transactions could prohibit acquisition of MainStreet Financial Corporation, which may adversely affect our stock price.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. MainStreet Financial Corporation will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights, and will not honor orders known to involve such transfer.

**ORDER NOT VALID UNLESS SIGNED**

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) (Date) Signature (title, if applicable) (Date)

**QUESTIONS? Call our Stock Information Center at (__) __-___, Monday through Friday from 10:00 a.m. to 4:00 p.m., Hastings, Michigan time.**

**Over →**

## MainStreet Financial Corporation
## Stock Order Form Instructions

**Sections (1) and (2) – Number of Shares and Total Payment Due.** Indicate the Number of Shares for which you wish to subscribe and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals exercising subscription rights through a single qualifying deposit account held jointly, is 10,000 shares ($100,000). Further, no person, together with associates or persons acting in concert with such person, may purchase an aggregate of more than 25,000 shares ($250,000), in all categories of the offering, combined. Please see the Prospectus section entitled "The Stock Offering" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

**Section (3) – Payment by Check or Money Order.** Indicate the amount remitted. Payment may be made by including with this form a personal check, bank check or money order payable to MainStreet Financial Corporation. These will be cashed immediately upon receipt, so the funds must be available within the accounts when your Stock Order Form is received. You may **not** remit a MainStreet Savings Bank, FSB line of credit check, cash or wire transfer. Interest on your funds will be earned at the MainStreet Savings Bank, FSB statement savings account rate until the offering is completed.

**Section (4) – Payment by Account Withdrawal.** Payment may be made by authorizing direct withdrawal from your MainStreet Savings Bank, FSB deposit account(s). Indicate the account number(s) and the amount that you wish withdrawn from each account. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you -- they will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a MainStreet Savings Bank, FSB certificate of deposit account. **Note that you may NOT designate MainStreet Savings Bank, FSB deposit accounts with checkwriting privileges. Submit a check instead. Additionally, you may not designate individual retirement accounts for direct withdrawal. For guidance using IRA funds for this purchase, please contact the Stock Information Center as soon as possible - preferably at least two weeks before the _______, 2006 offering deadline.**

**Section (5) – Purchaser Information.** Please check the *one* box that applies to the purchaser(s) listed in Section 7 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the **Subscription Offering**. If you checked box (a), (b) or (c), list all MainStreet Savings Bank, FSB deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only that entity's eligible accounts. Attach a separate page, if necessary. **Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.** Box (d) refers to a **Direct Community Offering**, if held. Orders placed in the Subscription Offering will take preference over orders placed in a Direct Community Offering. See "The Stock Offering" section of the Prospectus for further details about the Subscription Offering and Direct Community Offering, and the method for allocating shares in the event of an oversubscription.

**Section (6) – Directors, Officers and Employees of MainStreet Savings Bank, FSB and their Associates.** Check the box if you are a director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

**Section (7) – Stock Registration.** Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: **Subscription rights are non-transferable.** If you checked box (a), (b) or (c) as a purchaser eligible in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR NASD MEMBERS: If you are a member of the NASD ("National Association of Securities Dealers"), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

**Section (8) – Form of Stock Ownership.** For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials - use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr.", "Mrs.", etc. Check the one box that applies.

**Buying Stock Individually** – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 7 of this form must have had an eligible deposit account at MainStreet Savings Bank, FSB on either April 30, 2005, September 30, 2006 or October 31, 2006.

**Joint Tenants** – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of this form must have had an eligible deposit account at MainStreet Savings Bank, FSB on either April 30, 2005, September 30, 2006 or October 31, 2006.

**Tenants in Common** – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of this form must have had an eligible deposit account at MainStreet Savings Bank, FSB on either April 30, 2005, September 30, 2006 or October 31, 2006.

**Buying Stock for a Minor** – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 7 of this form must have had an eligible deposit account at MainStreet Savings Bank, FSB on either April 30, 2005, September 30, 2006 or October 31, 2006. The standard abbreviation for custodian is "CUST", while the Uniform Transfer to Minors Act is "UTMA", followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the MI Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-MI (list only the minor's social security number).

**Buying Stock for a Corporation/Partnership** – On the first name line, indicate the name of the corporation or partnership and indicate that entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 7 of this form must have had an eligible deposit account at MainStreet Savings Bank, FSB on either April 30, 2005, September 30, 2006 or October 31, 2006.

**Buying Stock in a Trust/Fiduciary Capacity** – Indicate the name of the fiduciary and the capacity under which they are acting (for example, "Executor"), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 7 of this form must have had an eligible deposit account at MainStreet Savings Bank, FSB on either April 30, 2005, September 30, 2006 or October 31, 2006.

**Buying Stock in a Self-Directed IRA** – *(for trustee/broker use only)* Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO JOHN SMITH IRA"). You can indicate an account number or other underlying information, and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 7 of this form must have had an eligible deposit account at MainStreet Savings Bank, FSB on either April 30, 2005, September 30, 2006 or October 31, 2006.

**Section (9) – Acknowledgment and Signature.** Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. **Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by MainStreet Financial Corporation by 12:00 Noon, Hastings, Michigan time, on ____, 2006.** We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or required signature(s). A return envelope has been included for your convenience. **OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of this form. Please do not deliver Stock Order Forms to MainStreet Savings Bank, FSB branch offices.** After acceptance of this order, it may not be modified or canceled without MainStreet Financial Corporation's consent.

**QUESTIONS? Call our Stock Information Center at (_) __-__, Monday through Friday from 10:00 a.m. to 4:00 p.m., Hastings, Michigan time.**